Exhibit 99.1

For More Information, Contact:

James E. Fickenscher/CFO	William Q. Sargent Jr./ VP IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	wsargent@auxilium.com

Auxilium Pharmaceuticals, Inc. Completes Enrollment in Phase IIb Clinical Trial of

XIAFLEX™ in Peyronie’s Disease

MALVERN, PA (February 02, 2009)— Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) today announced that it has completed patient enrollment in the Company’s U.S. phase IIb trial of XIAFLEX™ for the treatment of Peyronie’s disease. In accordance with the study design, all enrolled patients have received their first injection of either XIAFLEX or placebo. Due to the high level of interest from patients and physicians, the Company exceeded its enrollment target of 120 patients.

“We are quite pleased to achieve this important development milestone in Peyronie’s disease and advance what can potentially be a second indication for XIAFLEX,” said Mr. Armando Anido, Chief Executive Officer and President of Auxilium. “We continue to believe that we will report top line results from the study in the fourth quarter of 2009.”

The Phase IIb study is a randomized, double-blind, placebo-controlled study that is designed to assess the safety and efficacy of XIAFLEX, when administered two times a week every six weeks for up to three treatment cycles (2 x 3), in subjects with Peyronie’s disease. The study is being conducted at 12 sites throughout the U.S., and patients will be monitored for 36 weeks following the first injection.

The trial is designed to complete the validation of the Company’s proprietary Peyronie’s Patient Reported Outcome (PRO) questionnaire, which will measure several domains of patients’ sexual quality of life, over a 36 week period. The four domains measured by the PRO are penile pain, Peyronie’s disease bother, intercourse discomfort and intercourse constraint. After validation, the Company plans to use the PRO for its Phase III Peyronie’s disease trials, where it is intended to be used as the primary endpoint.

To qualify for the study, patients must be able to maintain a rigid erection and have a penile contracture between 30 and 90 degrees. Patients will be stratified by the degree of penile curvature (i.e. 30 degrees to 60 degrees versus 60 to 90 degrees) and then randomized into four treatment groups to receive either XIAFLEX or placebo with or without modeling of the penile plaque. Modeling refers to massaging of the plaque after the second injection of a treatment series and is intended to maximize the enzymatic effect of the XIAFLEX injection in the plaque. Patients will be randomized in a 3:1 ratio of XIAFLEX to placebo and a 1:1 ratio to receive penile plaque modeling or no modeling.

About XIAFLEX

XIAFLEX (clostridial collagenase for injection) is an investigational new drug that has completed phase III clinical trials for the treatment of Dupuytren’s contracture, is in Phase IIb of development for the treatment of Peyronie’s disease and is in Phase II of development for the treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). As an investigational non-surgical treatment for these conditions, XIAFLEX is a combination of several subtypes of collagenase, derived from clostridium histolyticum, in specific proportion. Together, they work synergistically to break the bonds of the triple helix collagen structure more effectively than human collagenase.

About Peyronie’s Disease

Peyronie’s disease is the development of collagen plaque, or scar tissue, on the shaft of the penis that hardens and reduces flexibility, thus causing pain and forcing the penis to bend or arc during erection. This often can prevent sexual intercourse. In addition to difficulty with sexual intercourse, Peyronie’s disease may also be associated with emotional distress, loss of self-esteem and depression. In certain populations, the estimated number of men affected by Peyronie’s Disease may be as high as 9 percent in men over 60 years of age and 3 percent in men over 30.(1)

(1)	L.A. Levine Peyronie’s Disease: A Guide to Clinical Management. Humana Press: 10-17, 2007.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing to urologists, endocrinologists, orthopedists and select primary care physicians. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its approximately 190-person sales and marketing team. Auxilium has five projects in clinical development. XIAFLEXTM (clostridial collagenase for injection), formerly referred to as AA4500, has completed phase III clinical trials for the treatment of Dupuytren’s contracture, is in phase IIb of development for the treatment of Peyronie’s disease and is in phase II of development for treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) is in phase I of development. The Company is currently seeking a partner to further develop this product candidate. Auxilium also has one pain product (fentanyl) using its transmucosal film delivery system in phase I of development. Auxilium has rights to additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the timing of results from the Phase IIb trial for XIAFLEX for the treatment of Peyronie’s disease; the Company’s use of the data gathered during the Phase IIb study; the number of people suffering from Peyronie’s disease; and all other statements containing projections, statements of future performance or expectations, or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). You can identify these statements by the fact that they use words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2007 and in Auxilium’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 under the heading “Risk Factors”, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading “Investor Relations — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.

CONTACT:

Auxilium:

James E. Fickenscher

Chief Financial Officer, Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com

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